UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2026

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2026, FuelCell Energy, Inc. (the “Company”) determined that Michael S. Bishop will end his service as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the Company effective as of October 6, 2026, and, as mutually agreed, thereafter will continue to be employed by the Company for an additional six (6) month period as Senior Advisor to the Chief Executive Officer, effective October 7, 2026, through and including April 6, 2027.

On October 7, 2026, the Company and Mr. Bishop entered into an executive transition and separation agreement (the “Transition Agreement”) providing that, effective October 6, 2026 (the “Transition Date”), Mr. Bishop will cease to serve as Executive Vice President, Chief Financial Officer and Treasurer and will thereafter (beginning on October 7, 2026) serve as Senior Advisor to the Chief Executive Officer for a six (6) month period (the “Transition Period”) ending April 6, 2027 (the “Separation Date”) during which time he will receive an annualized base salary of $461,591.00 paid in weekly installments during the Transition Period. As the Board of Directors has deemed Mr. Bishop’s separation as an executive officer to be a termination without cause, following the Transition Period, Mr. Bishop will be eligible for the termination benefits provided in his amended and restated employment agreement, effective as of June 4, 2025 (the “Bishop Employment Agreement”). Accordingly, pursuant to the Transition Agreement, at the end of the Transition Period, Mr. Bishop will receive (1) a severance payment of $461,591.00, representing 12 months of annual base salary under the Bishop Employment Agreement, to be paid in installments over a 12-month period; (2) eligibility to earn a pro rata portion of his outstanding performance stock units based on actual performance achieved following the end of the applicable performance period; (3) accelerated vesting of his 68,518 outstanding unvested time-vesting restricted stock units; (4) eligibility for his fiscal year 2026 Management Incentive Plan award based on actual performance results for the fiscal year; and (5) subject to certain conditions, reimbursement or payment by the Company of the premium for continued medical, dental and vision benefits under COBRA for up to 12 months from the Separation Date. The vesting of Mr. Bishop’s outstanding unvested time-vesting restricted stock units will also accelerate if his employment or service with the Company terminates prior to the Separation Date. Other than the continued eligibility to earn a pro rata portion of the outstanding performance stock units and accelerated vesting of the time-vesting restricted stock units referenced above, all other unearned performance stock units and any other outstanding unvested or unearned equity-based awards held by Mr. Bishop as of the Separation Date will be forfeited. Pursuant to the Transition Agreement, during the Transition Period, Mr. Bishop will be eligible to receive a pro-rated performance bonus for his employment (not to exceed 100% of his performance target) but will not be eligible to participate in the Company’s Long Term Incentive Plan, 2018 Omnibus Incentive Plan, or any successor plan, or to receive other equity awards during the Transition Period.

Mr. Bishop’s benefits under the Transition Agreement are contingent on his providing and not revoking a release of claims and on his continued compliance with the covenants in the Agreement for Assignment, Confidentiality, Non-Competition and Non-Solicitation between Mr. Bishop and the Company.

The foregoing description of the Transition Agreement is a summary only and is qualified in its entirety by the terms of the Transition Agreement itself, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On October 4, 2026, the Board of Directors (the “Board”) of the Company appointed Matthew Latino to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective as of October 7, 2026. In these capacities, he will serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

Mr. Latino, age 41, previously served, from November 2025 to June 2026, as Senior Vice President, Finance & Segment Chief Financial Officer – Measurement & Control Solutions (“MCS”) at Xylem Inc. (NYSE: XYL), the largest global water technology provider operating in public utility, industrial, commercial, agricultural and residential settings. Prior to that time, Mr. Latino served, from June 2024 to November 2025, as Vice President, Finance & Segment Chief Financial Officer – Americas & MCS; from June 2022 to June 2024, as Vice President, Finance & Segment Chief Financial Officer – Americas, MCS & Applied Water Systems (“AWS”); from January 2022 to June 2022, as Vice President, Finance & Segment Chief Financial Officer – Americas Commercial Teams & AWS; and from July 2012 to January 2022, in positions of increasing responsibility, including Vice President, Investor Relations, and various accounting and finance roles.  In these roles at Xylem Inc., Mr. Latino was responsible for finance, accounting, strategic planning, budgeting, forecasting, SEC and management reporting, internal controls, executing and leading the investor relations program including all earnings and investor days, and various other finance activities. Before joining Xylem Inc., Mr. Latino served as an Audit Senior at Deloitte & Touche LLP from September 2008 to June 2012.

In connection with Mr. Latino’s appointment as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, on October 6, 2026, the Company entered into an employment agreement with Mr. Latino effective as of October 7, 2026 (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $460,000 and a target annual bonus for fiscal year 2027 equal to 70% of Mr. Latino’s annual base salary, as determined and approved by the Board or a committee of the Board. Mr. Latino will also be entitled to participate in the Company’s long-term incentive compensation program under the 2018 Omnibus Incentive Plan, or any successor plan thereto, with the terms and conditions of any awards granted to Mr. Latino being in the sole discretion of the Board or a committee thereof; provided that his target award for fiscal year 2027 will be $1,000,000 and is expected to consist of 50% performance share units with performance goals generally corresponding to the performance goals applicable to the performance share units granted to other senior executives of the Company and subject to a three-year cliff vesting schedule, and 50% time-vesting restricted stock units. The Employment Agreement also provides for a sign-on bonus of $120,000, subject to repayment if Mr. Latino voluntarily leaves the Company or is terminated for cause (as defined in the Employment Agreement) before completing 12 months of service, and a one-time restricted stock unit grant valued at $400,000, expected to be issued in December 2026 and to vest over two years after issuance.

In the event that the Company terminates the employment of Mr. Latino without cause (as defined in the Employment Agreement) or Mr. Latino terminates his employment for good reason (as defined in the Employment Agreement), in either case other than in connection with a change in control, Mr. Latino will be entitled to receive a severance payment in an amount equal to 12 months of his annual base salary at the date of termination, payable over a 12-month period, plus reimbursement or payment by the Company of his COBRA premiums for up to 12 months, provided that he elects continuation of coverage under COBRA and he is not eligible for health coverage under another employer’s plan. Mr. Latino also will be entitled to accelerated vesting of all outstanding time-vesting equity awards, continued eligibility to earn a pro rata portion of any unearned performance awards based on actual performance following the end of the applicable performance period, and a pro rata portion of his annual bonus based on actual performance for the partial year of service.

In the event that Mr. Latino’s employment is terminated in connection with a change in control (as defined in the Employment Agreement) by the Company for any reason other than cause or by Mr. Latino for good reason (as defined in the Employment Agreement), Mr. Latino will be entitled to receive a severance payment in an amount equal to one year of his annual base salary as of the date of termination plus his target annual bonus for the year in which his employment is terminated (or for the prior year, if his target annual bonus has not yet been determined for the year in which his employment is terminated). The Company also will reimburse or pay Mr. Latino’s COBRA premiums for up to 12 months, provided that he elects continuation coverage under COBRA and he is not eligible for health coverage under another employer’s plan. The Employment Agreement further provides that any equity-based awards will accelerate and immediately vest if there is a change in control and Mr. Latino’s employment with the Company is terminated by the Company without cause or by Mr. Latino for good reason in connection with the change in control.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Latino and any other persons pursuant to which Mr. Latino was selected to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company. There are also no family relationships between Mr. Latino and any director or executive officer of the Company, and Mr. Latino has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Executive Transition and Separation Agreement, entered into as of October 7, 2026, by and between FuelCell Energy, Inc. and Michael S. Bishop
10.2	Employment Agreement, effective as of October 7, 2026, by and between FuelCell Energy, Inc. and Matthew Latino
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: October 7, 2026	By:	/s/ Amanda J. Schreiber
Amanda J. Schreiber
Executive Vice President, General Counsel and Corporate Secretary